EXHIBIT 23.2

                       Consent of Independent Accountants

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                      [RD Hunter & Company LLP Letterhead]

                        INDEPENDENT ACCOUNTANTS' CONSENT

Board of Directors
Westwood Financial Corporation
700-88 Broadway
Westwood, New Jersey  07675

      We consent to incorporation by reference in this Registration Statement on Form S-8 related to the Westwood Financial Corporation 1993 Stock Option Plan -- Plan A and -- Plan B of our report on the consolidated financial statements included in the Company's Form 10-KSB as filed with the Securities and Exchange Commission for the fiscal year ended March 31, 1996.





                                                      /s/RD Hunter & Company
                                                      RD Hunter & Company LLP

October 11, 1996